Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Elemental Royalty Corporation (the Company) of our report dated April 16, 2025 relating to the consolidated financial statements of Elemental Royalty Corporation (formerly Elemental Altus Royalties Corp.) as at and for the years ended December 31, 2024 and 2023, which is filed as Exhibit 99.57 to the Company’s Amendment No. 1 to the Registration Statement on Form 40-F (Form 40-F/A).

We also consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated April 16, 2024 relating to the consolidated financial statements of Elemental Royalty Corporation (formerly Elemental Altus Royalties Corp.) as at and for the years ended December 31, 2023 and 2022, which is filed as Exhibit 99.6 to the Form 40-F/A.

We also consent to the references to us under the heading “Interest of Experts”, in the Annual Information Form dated April 29, 2024 which is filed as Exhibit 99.11 and the Annual Information Form dated August 18, 2025, which is filed as Exhibit 99.83 to the Form 40-F/A.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

December 4, 2025